Exhibit 23.6





                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS





Organic Food Products, Inc.
Morgan Hill, California

     We consent to the use of our report dated June 18, 1999 (except for Notes 7 and 12, as to which the date is July 2, 1999), with respect to the financial statements of Spectrum Naturals, Inc. included in the Joint Proxy
Statement/Prospectus that is part of the Registration Statement on Form S-4. We also consent to the reference to our Firm under the caption "Experts".






                                                Moss Adams, LLP

Santa Rosa, California
July 22, 1999